EXHIBIT 5

                              ADORNO & ZEDER, P.A.
                           2601 SOUTH BAYSHORE DRIVE
                                   SUITE 1600
                              MIAMI, FLORIDA 33133
                                 (305) 858-5555
                               (305) 848-4777 FAX

                               December 30, 1997

First American Railways, Inc.
3700 North 29th Avenue
Suite 202
Hollywood, Florida 33020

           Re:   First American Railways, Inc.
                 Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to First American Railways, Inc. (the "Company"), in connection with the preparation of its Registration Statement on Form S-3 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the distribution and sale by certain security holders of the Company of 214,563 shares of the Company's Common Stock, par value $.001 per share, as more fully described in the Registration Statement (the "Shares"). You have requested the opinion of this firm with respect to the Shares in connection with the proposed offering to which the Registration Statement relates.

     We have examined original, photostatic or certified copies of such records of the Company, including the Articles of Incorporation, the Bylaws and minutes, the Registration Statement, and other documents as we have deemed relevant and necessary for purposes of the opinions herein set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions, we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

     Based on the foregoing and subject to the comments and exceptions noted below, we are of the opinion that the Shares covered by the Registration Statement have been duly issued and

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First American Railways, Inc.
Page 2
December 30, 1997



delivered as described in the Registration Statement, as amended, will be legally issued, fully paid and non-assessable.

                                    * * * *

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission's rules and regulations thereunder.

                                            Very truly yours,

                                            ADORNO & ZEDER, P.A.

                                        By: /s/ Dennis J. Olle
                                            -----------------------------------
                                            Dennis J. Olle


DJO:lk

cc: Donald P. Cumming